Exhibit 10.2

SECURITY AGREEMENT

     Security Agreement, dated as of October 23, 2002 made by and among ISCO International, Inc., a Delaware Corporation with offices at 451 Kingston Court, Mt. Prospect, Illinois 60056 and formerly known as Illinois Superconductor Corporation (the “Company”), each of the Company’s undersigned subsidiaries (the “Subsidiaries,” the Company and Subsidiaries are hereafter collectively referred to as the “Debtors” or individually as a “Debtor”), Manchester Securities Corporation, a New York corporation with offices at 712 Fifth Avenue, 36th Floor, New York, New York 10019 (“Manchester”), Alexander Finance, LP, an Illinois limited partnership with offices at 1560 Sherman Avenue, Evanston, IL 60201 (“Alexander”; Manchester and Alexander are sometimes individually referred to as a “Secured Party” or together referred to as “Secured Parties”), and Manchester Securities Corporation as collateral agent (the “Collateral Agent”).

     NOW THEREFORE, in consideration of the foregoing, each Debtor hereby agrees with the Secured Parties and Collateral Agent as follows:

SECTION 1. Grant of Security Interest.

     (a)  As collateral security for all of the Obligations (as defined in Section 2 hereof), the Debtors hereby jointly and severally pledge and collaterally assign to the Collateral Agent and the Secured Parties, and grant to the Collateral Agent and the Secured Parties a continuing first priority security interest (subject to Permitted Liens (as defined in the Loan Agreement dated the date hereof by and among the Company and the Secured Parties (the “Loan Agreement”)) in the following (the “Collateral”):

“Collateral” means all assets of the Debtors (whether currently owned or hereafter acquired by a Debtor), including without limitation all presently existing and hereafter arising (i) accounts, contract rights, and all other forms of obligations owing to the Debtors from any source, including, without limitation, to affiliates and insiders of the Debtors (“Accounts”); (ii) all of the Debtors’ books and records, including ledgers, records indicating, summarizing, or evidencing the Debtors’ assets or liabilities, or the Collateral, all information relating to the Debtors’ business operations or financial condition, all computer programs, disc or tape files, printouts, runs or other computer prepared information, and any equipment containing such information (the Debtors’ “Books”); (iii) all of the Debtors’ present and hereafter acquired equipment, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located (“Equipment”); (iv) all of the Debtors’ present and hereafter acquired general intangibles and other personal property (including, but not limited to, contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents and patentable inventions, whether described and claimed therein or otherwise, and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, and all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, trade names, trademarks, patent and trademark applications, service marks, copyrights, copyright applications, blueprints, drawings, purchase orders, customer lists, monies due under any royalty or licensing agreements, infringements, claims, computer programs, discs or tapes, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, as well as all cash collateral that is hypothecated to secure letters of credit or bonding obligations and the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, and all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto) (“General Intangibles”); (v) all present and future inventory in which a Debtor has any interest, and all of the Debtors’ present and future raw materials, work in process, finished goods, and packing and shipping material, wherever located, any documents of title representing any of the above (“Inventory”); (vi) all of the Debtors’ negotiable collateral, including all of the Debtors’ present and future letters of credit, notes, drafts, instruments, certificated securities (including but not limited to, the “Pledged Securities” as defined below), documents, personal property leases (where a Debtor is the lessor), chattel paper and the Debtors’ books and records relating to any of the foregoing (“Negotiable Collateral”); and (vii) any money or other assets of the Debtors which hereafter come into the possession, custody or control of the Debtors, and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts or other tangible or intangible, real or personal, property resulting from the sale, exchange, collection or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds and products thereof;

in each case howsoever a Debtor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). For purposes of this Security Agreement, the term “Pledged Securities” means (i) all capital stock and all other securities issued or issuable by all current and future subsidiaries, whether currently issued or issued in the future, including, without limitation, the promissory note issued by Illinois Superconductor Canada Corporation to the Company (“Subsidiary Securities”); (ii) any capital stock or other securities currently owned or received by the Debtors in the future (“Further Securities”); (iii) all other securities which may be issued or issuable in exchange for or in respect of the Further Securities and Subsidiary Securities pursuant to the terms hereof; (iv) all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed, in respect of, in, for, or upon the exchange or conversion of the securities referred to in clauses (i), (ii) and (iii) above; and (v) all rights and privileges of the Debtors with respect to the Pledged Securities and other properties referred to in clauses (i), (ii), (iii) and (iv).

     (b) Concurrently with the execution of this Security Agreement, the Company is delivering to the Collateral Agent, certificates representing all of the outstanding Pledged Securities, together with all stock powers duly executed in blank and corporate resolutions authorizing the transfer of title to the Collateral Agent, the Secured Parties or their respective designee or designees upon an Event of Default pursuant to the terms of this Security Agreement. Upon the issuance of any additional Pledged Securities, the Company shall immediately deliver such Securities to the Collateral Agent, together with stock powers duly executed in blank and corporate resolutions authorizing the transfer of title of such stock to the Collateral Agent, the Secured Parties or their respective designee or designees upon an Event of Default pursuant to the terms of this Security Agreement.

     (c)  Upon the future receipt of any certificated securities by any Debtor, such Debtor shall immediately deliver the certificates representing such securities, together with stock powers duly executed in blank to the Collateral Agent and corporate resolutions of the type described in Section 1(b) above.

     (d)  A reasonably detailed list of the Collateral existing as of the date hereof is set forth on Schedule A attached hereto. For each item of Collateral, Schedule A provides the location, description and ownership and, for items of Collateral which have a certificate of title, the jurisdiction of such certificates, and for those items of Collateral which are mobile goods (goods that are mobile and generally used in more than one jurisdiction such as motor vehicles, trailers and similar items) the present location of such goods. Schedule A also identifies any liens and encumbrances with respect to any items of Collateral and sets forth the jurisdiction of incorporation of each Debtor. Schedule A further lists all patents and trademarks and patent and trademark applications owned by the Debtors.

          SECTION 2. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for the (a) prompt payment by the Debtors, as and when due and payable, of all amounts from time to time owing by them to the Secured Parties under (i) the Loan Agreement, (ii) the Company’s 9 1/2% secured grid notes due March 31, 2004 (the “Notes”) issued pursuant to the Loan Agreement, and (iii) the Guaranties dated the date hereof issued by each of the Subsidiaries to the Secured Parties (the “Subsidiary Guaranties”) (the Loan Agreement, the Notes, the Subsidiary Guaranties and this Security Agreement hereinafter collectively referred to as the “Transaction Documents”), with the obligations under this clause (a) being referred to as “Indebtedness” and (b) prompt performance by the Debtors of each of their respective covenants and duties under the Transaction Documents (the covenants and obligations referred to in clauses (a) and (b) above hereafter collectively referred to as the “Obligations”). The Debtors further jointly and severally agree that the Collateral Agent and the Secured Parties shall have the rights stated in this Security Agreement with respect to the Collateral in addition to all other rights which the Secured Parties may have by law.

          SECTION 3. Representations and Obligations of the Debtors. Each of the Debtors jointly and severally represents, warrants and covenants to the Collateral Agent and the Secured Parties as follows:

     (a)  Perfection of Security Interest. Each of the Debtors agrees to execute at any time and from time to time such financing statements and to take whatever other actions are requested by the Collateral Agent to perfect and continue the Collateral Agent and the Secured Parties’ security interest in the Collateral including, without limitation, any filings in the United States Patent and Trademark Office or foreign recordal offices. Upon request of the Collateral Agent, each Debtor will deliver to the Collateral Agent any and all documents evidencing or constituting the Collateral, possession of which is required in order for the Collateral Agent and the Secured Parties’ to perfect their security interest therein. Upon request of the Collateral Agent, the Debtors will note Collateral Agent’s and Secured Parties’ interest, as the case may be, upon any and all Accounts if not delivered to Collateral Agent for possession by the Collateral Agent. The Collateral Agent may at any time and from time to time, and without further authorization from the Debtors, file a carbon, photographic or other reproduction of any financing statement or of this Security Agreement for use as a financing statement to the extent permitted by applicable law. The Debtors will reimburse the Collateral Agent for all reasonable expenses for the perfection and the continuation of the perfection of Secured Parties’ security interest in the Collateral. Each Debtor will promptly notify the Collateral Agent of any change in its name including any change to the assumed business names of such Debtor. This is a continuing Security Agreement and will continue in effect until all Indebtedness is paid in full and any other Obligations are satisfied and the Secured Parties shall release their interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness and other Obligations. If payment is made by a Debtor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter a Secured Party is forced to remit the amount of that payment to such Debtor’s trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or other law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Security Agreement. If permitted or required under applicable law, the Collateral Agent may file any financing statements with respect to the Collateral without the signatures of the Debtors. Any financing statements must state that the Collateral Agent and the Secured Parties have a lien on all of the Debtors’ assets.

     (b)  Power of Attorney. Each Debtor hereby irrevocably makes, constitutes, and appoints the Collateral Agent (and all of such Collateral Agent’s officers, employees or agents designated by such Collateral Agent) as its true and lawful attorney, with power to: (i) sign such Debtor’s name on any of the documents described hereunder or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected the Collateral Agent’s and Secured Parties’ security interest in the Collateral; (ii) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Debtor’s name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (iii) send requests for verification of Accounts; (iv) at any time that an Event of Default has occurred and is continuing, execute, sign and endorse such Debtor’s name on any checks, notices, instruments, acceptances, money orders, drafts, warrants or other item of payment or security that may come into the Collateral Agent’s possession; (v) at any time that an Event of Default has occurred and is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (vi) file any claim or claims or, following an Event of Default, take any action or institute or take part in any proceedings, either in its own name or in the name of such Debtor, or otherwise, which in the discretion of the Collateral Agent may seem to be necessary or advisable; (vii) at any time that an Event of Default has occurred and following acceleration of the Indebtedness, direct the Account Debtors and other persons sending mail to the Debtors to send all mail relating to the Collateral to the Collateral Agent; (viii) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Debtors’ policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (ix) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which the Collateral Agent determines to be reasonable, and the Collateral Agent may cause to be executed and delivered any documents and releases which the Collateral Agent determines to be necessary. The appointment of the Collateral Agent as such Debtor’s attorney, and each and every one of the Collateral Agent’s and Secured Parties’ rights and powers, being coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Indebtedness has been fully repaid and the other Obligations satisfied and the Collateral Agent renounces such appointment.

     (c)  No Violation. The execution and delivery of this Security Agreement does not violate any law or agreement governing any Debtor or to which any Debtor is a party, and the Debtors’ certificates or articles of incorporation and bylaws or other organizational documents do not prohibit any term or condition of this Security Agreement. The execution and delivery hereof is in the interest of each of the Debtors.

     (d)  Enforceability of Collateral. With respect to the Accounts, and General Intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies in all material respects with applicable laws concerning form, content and manner of preparation and execution, and, to the best of the knowledge of the Debtors, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.

     (e)  Accounts. All Accounts existing as of the date hereof are good and valid Accounts representing an undisputed, bona fide indebtedness incurred by the Account Debtors, and there exists no set-offs or counterclaims against any such Accounts and no agreements under which any deductions or discounts may be claimed with any Account Debtor except as disclosed to the Collateral Agent and the Secured Parties in writing.

     (f)  Removal of Collateral; Transactions Involving Collateral. To the extent the Collateral consists of Accounts, General Intangibles, Negotiable Collateral or Debtors’ Books the records and other documents pertaining to the Collateral shall be kept at the principal office of the Debtor that owns such collateral, or at such other locations as are reasonably acceptable to the Collateral Agent. Except as provided below, the Debtors shall keep the non-mobile tangible Collateral at the location(s) at which they are kept specified on Schedule A and shall maintain any certificate of title of any tangible Collateral in the same jurisdiction as indicated on Schedule A. Except for transactions in the ordinary course of business in accordance with past practice or for sales or dispositions on arm’s length terms and for fair equivalent value, the Debtors shall not sell, offer to sell, or otherwise transfer, dispose of or encumber any tangible Collateral. Without the prior written consent of the Secured Parties, Debtors shall not sell, offer to sell, or otherwise transfer, dispose of or encumber any intangible Collateral other than pursuant to license agreements made in the ordinary course of Debtor’s business and consistent with past business practice. Without the prior written consent of the Secured Parties, no Collateral that is located in the United States shall be moved outside of the United States.

     (g)  Title. As of the date hereof, the Debtors hold good and marketable title to all the Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement and Permitted Liens (as defined in the Loan Agreement). No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Security

Agreement or Permitted Liens. The Debtors shall defend the Collateral Agent’s and Secured Parties’ rights in the Collateral against any and all claims and demands.

     (h)  Prepayments. None of the Collateral has been prepaid by any Account Debtor for any Accounts.

     (i)  Collateral Schedules and Locations. On a monthly basis, the Debtors shall deliver to the Collateral Agent schedules of the Collateral, including such information as the Collateral Agent may require, including without limitation names and addresses of Account Debtors, the location of mobile goods or changes in any certificates of title and descriptions of any after-acquired general intangibles. The Debtors represent and warrant to the Collateral Agent and the Secured Parties that Schedule A is true, accurate and complete in all material respects and shall be updated monthly by the Debtors to reflect any changes thereto.

     (j)  Application of Payments Received With Respect to Collateral. Unless an Event of Default (as defined in Section 4 below) has occurred and is continuing, any amounts received by or on behalf of any Debtor with respect to any Account pledged as Collateral hereunder may be used by such Debtor in the ordinary course of its business. Following the occurrence and during the continuance of an Event of Default, any amounts received by or on behalf of any Debtor with respect to any Account shall be applied in the following order: (i) costs and expenses of the Collateral Agent and the Secured Parties reasonably incurred in connection with collecting the Indebtedness and enforcing this Agreement and the Transaction Documents; (ii) accrued and unpaid interest due and owing on the Indebtedness as of such date; (iii) unpaid principal due and owing with respect to the Indebtedness as of such date; and (iv) any excess to the Debtors or other party or parties in accordance with applicable law or court order.

     (k)  Possession and Collection of Accounts. Following an Event of Default and during the continuance thereof or following acceleration of any Indebtedness, the records and documents evidencing the Accounts pledged as Collateral hereunder shall, upon the Collateral Agent’s request, be delivered to the Collateral Agent or its agent and held in accordance with the terms of this Security Agreement.

     (l)  Maintenance and Inspection of Collateral. The Debtors shall maintain or cause to be maintained all tangible Collateral in good condition and repair except for ordinary wear and tear. The Debtors will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. The Collateral Agent and its designated representatives and agents shall have the right at all reasonable times, upon reasonable advance notice, to examine, inspect, and audit the Collateral wherever located and the books, records or any property which is otherwise used in connection with the Collateral. The Debtors shall immediately notify the Collateral Agent of all material cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events materially adversely affecting the Collateral or the value or the amount of the Collateral.

     (m)  Taxes, Assessments and Liens. The Debtors will pay when due all taxes, assessments and liens upon the Collateral, its use or operation and upon the Transaction Documents. A Debtor may withhold any such payment or may elect to contest any lien if such

Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Collateral Agent’s and Secured Parties’ interest in the Collateral is not jeopardized in the Collateral Agent’s sole reasonable opinion. If any of the Collateral is subjected to a lien which is not discharged or bonded, or the enforcement thereof stayed (in either case without granting any security interests in any of the assets of any Debtor) within fifteen (15) days or such longer period as is provided by applicable law, but not to exceed thirty (30) days, the Debtors shall deposit with the Collateral Agent cash, a sufficient corporate surety bond or other security satisfactory to the Collateral Agent (in its discretion) in an amount adequate to provide for the discharge of the lien plus any interest, reasonable costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest the Debtor or Debtors shall defend itself or themselves, the Secured Parties and the Collateral Agent and shall satisfy any final adverse judgment before enforcement against the Collateral. The Debtors shall name the Collateral Agent as an additional obligee under any surety bond furnished in such contest proceedings.

     (n)  Incorporation by Reference. The Debtors hereby restate and affirm all representations, warranties and agreements contained in the other Transaction Documents (as of each date and time such representations and warranties are made under each of the other Transaction Documents), the terms and conditions of which are hereby incorporated herein by reference.

     (o)  Compliance With Governmental Requirements. The Debtors shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. The Debtors may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as the Collateral Agent’s interest in the Collateral, in the Collateral Agent’s sole reasonable opinion, is not jeopardized.

     (p)  Insurance. The Debtors shall maintain insurance with respect to their assets and businesses that is customary for other similarly situated companies.

     (q)  The Debtors’ Right to Possession and to Collect Accounts. Except as otherwise provided herein, until the occurrence of an Event of Default or acceleration of Indebtedness, the Debtors may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the other Transaction Documents, provided that the Debtors’ right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by the Collateral Agent is required by law to perfect the Collateral Agent’s and Secured Parties’ security interest in such Collateral. At any time an Event of Default exists or following acceleration of Indebtedness, the Collateral Agent may exercise its right to directly collect the Accounts and to notify Account Debtors to make payments directly to the Collateral Agent for application to the Indebtedness, and the Debtors authorize and direct the Account Debtors, if the Collateral Agent exercises such right, to make payments on the Accounts to the Collateral Agent. If the Collateral Agent at any time has possession of any Collateral, whether before or after an Event of Default, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral Agent takes such action for that purpose as the Debtors shall reasonably request or as the Collateral Agent, in the Collateral Agent’s sole reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by the Debtors shall not of itself be deemed to be a failure to exercise reasonable care. The Collateral Agent shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral. The Collateral Agent shall have the right to direct who shall collect and service the Accounts in accordance with reasonable commercial practices.

     (r)  Transactions with Others. After the occurrence and during the continuation of any Event of Default, the Collateral Agent may (i) extend the time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation with an Account Obligor as the Collateral Agent deems advisable, without obtaining the prior written consent of the Debtors, and no such act or failure to act shall affect the Collateral Agent’s or Secured Parties’ rights against the Debtors or the Collateral.

     (s)  Expenditures by the Collateral Agent. If not discharged or paid when due, and provided that such items have not been contested as permitted herein, the Collateral Agent may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by the Debtors under this Security Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. The Collateral Agent also may (but shall not be obligated to) pay all reasonable costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by the Collateral Agent for such purposes will then bear interest at the then rate charged under the Notes from the date incurred or paid by the Collateral Agent to the date of repayment by the Debtors. All such expenses shall become a part of the Indebtedness and, at the Collateral Agent’s option, will (i) be payable on demand or (ii) upon notice to Debtors be added to the balance of the Notes becoming a part of the outstanding principal amount due and payable on the maturity date of the Notes. This Security Agreement also will secure payment of these amounts. Such right under this subsection shall be in addition to all other rights and remedies to which the Collateral Agent and the Secured Parties may be entitled upon the occurrence of an Event of Default.

     (t)  Sale or Factoring of Accounts; Release of Accounts. Except with respect to Permitted Liens (as defined in the Loan Agreement), or as otherwise expressly permitted herein, the Debtors shall not sell or otherwise transfer or encumber any of the Accounts, or other Collateral without the Collateral Agent’s written consent. It is expressly agreed that the Collateral Agent is under no obligation to grant such a consent and will do so only in its sole and absolute discretion on terms and conditions they deem acceptable in their sole and absolute discretion.

     (u)  In the event that in the future, any Collateral is held by subsidiaries, affiliates or joint ventures of the Debtors who are not a party to this Agreement, then the Debtors shall cause such entities to grant the Collateral Agent an exclusive first priority lien in such Accounts and Inventory, to cause such entities to enter into security agreements reasonably satisfactory to the Collateral Agent and the Secured Parties, and to take all actions necessary to perfect such security interests.

     (v)  Debt. The Company has no Debt other than Debt created under the Transaction Documents or as disclosed on Schedule 3(v) hereto. None of the Subsidiaries have any Debt other than that disclosed on Schedule 3(v) hereto.

     (w)  Monthly Compliance Certificate. On the last business day of each calendar month, the Company shall deliver to the Collateral Agent a certificate executed by the Chief Financial Officer of the Company stating that each of the representations made by the Debtors in this Security Agreement are true as of the date of such certificate and no default or Event of Default has occurred under this Security Agreement.

     (x)  Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to deliver a guarantee to the Secured Parties substantially in the form of the Subsidiary Guarantees being delivered on the date hereof.

          SECTION 4. Events of Default; Remedies.

     Events of Default. Each of the following shall constitute an Event of Default under this Security Agreement:

     (a)  Event of Default under the Notes. An Event of Default shall have occurred under Notes.

     (b)  Other Defaults. Failure of any Debtor to comply with or to perform when due or required (after the expiration of any applicable stated cure periods) any term, obligation, covenant or condition contained in this Security Agreement.

     (c)  False Statements. Any warranty, representation or statement made or furnished to the Collateral Agent or the Secured Parties by or on behalf of the Debtors under this Security Agreement or any certificate or schedule required thereby is false or misleading in any material respect, either now or at the time made or furnished.

     (d)  Defective Collateralization. This Security Agreement ceases to be in full force and effect at any time and for any reason (other than by reasons caused solely by actions of the Collateral Agent); or the security interest intended to be created by this Security Agreement is not created and perfected, or such security interest ceases to be valid and perfected at any time and for any reason.

     (e)  Material Adverse Change. The Secured Parties shall have determined in good faith (which determination shall be conclusive) that a material adverse change has occurred in the condition, value or operation of a material portion of the Collateral.

          SECTION 5. Rights and Remedies on Default. If an Event of Default occurs and is continuing under this Security Agreement, at any time thereafter, the Collateral Agent and the Secured Parties shall have all the rights of a secured party under the New York Uniform Commercial Code. In addition and without limitation, the Collateral Agent and the Secured Parties may exercise any one or more of the following rights and remedies:

     (a)  Accelerate Indebtedness. The Collateral Agent may declare the entire Indebtedness immediately due and payable, without notice.

     (b)  Assemble Collateral. The Collateral Agent may require the Debtors to deliver to the Collateral Agent all or any portion of the Collateral and other documents relating to the Collateral. The Collateral Agent may require the Debtors to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent. The Collateral Agent also shall have full power to enter upon the property of the Debtors to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Security Agreement at the time of repossession, the Debtors agree that the Collateral Agent may take such other goods, provided that the Collateral Agent makes reasonable efforts to return them to the Debtors after repossession.

     (c)  Sell the Collateral. The Collateral Agent shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of the Debtors. The Collateral Agent may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Debtors reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of twenty percent (20%) per annum or the highest rate permitted by law from date of expenditure until repaid.

     (d)  Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

     (e)  Appoint Receiver. To the extent permitted by applicable law, the Collateral Agent shall have the following rights and remedies regarding the appointment of a receiver: (i) the Collateral Agent may have a receiver appointed as a matter of right, (ii) the receiver may be an employee of the Collateral Agent and may serve without bond, and (iii) all fees of the receiver and the receiver’s attorney shall become part of the Indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the lower of twenty percent (20%) per annum or the highest rate permitted by law from date of expenditure until repaid.

     (f)  Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, the Debtors irrevocably appoint the Collateral Agent, acting singly, as its attorneys-in-fact to execute endorsements, assignments and instruments in the name of the Debtors as shall be necessary or reasonable. With respect to any such transfer of trademarks, the applicable Debtor hereby transfers all goodwill associated therewith.

     (g)  Collect Revenues, Apply Accounts. The Collateral Agent, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. The Collateral Agent may at any time in its discretion transfer any Collateral into its own names or that of its nominees and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as the Collateral Agent may determine. The Collateral Agent may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as the Collateral Agent may determine, whether or not the Indebtedness is then due. For these purposes, the Collateral Agent may, on behalf of and in the name of the Debtors, open and dispose of mail addressed to any Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collection, the Collateral Agent may, notify Account Debtors and obligors on any Collateral to make payments directly to the Collateral Agent.

     (h)  Obtain Deficiency. If the Collateral Agent chooses to sell any or all of the Collateral and/or pursue any other remedy available hereunder, under any other agreement, at law or in equity, the Collateral Agent may obtain a judgment against the Debtors for any deficiency remaining on the Indebtedness due to the Secured Parties after application of all amounts received from the exercise of the rights provided in this Security Agreement. The Debtors shall be liable for a deficiency even if the transaction described in this Subsection is a sale of accounts or chattel paper.

     (i)  Application of Proceeds. The proceeds of any foreclosure or realization upon the Collateral shall be applied:

          (i) First, to the costs and expenses of collection;

          (ii) Second, to overdue interest;

          (iii) Third, to the outstanding principal amount of the Indebtedness; and

          (iv) Fourth, any excess to the Debtors or other party or parties in accordance with applicable law or court order.

     (j)  Other Rights and Remedies. The Collateral Agent and the Secured Parties shall have all the rights and remedies of a secured creditor under the provisions of the New York Uniform Commercial Code, as may be amended from time to time. In addition, the Collateral Agent and the Secured Parties shall have and may exercise any or all rights and remedies they may have available at law, in equity, or otherwise.

          SECTION 6. Cumulative Remedies. All of the Collateral Agent’s and the Secured Parties’ rights and remedies, whether evidenced by this Security Agreement, or the other Transaction Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Collateral Agent or the Secured Parties to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of a Debtor under this Security Agreement, after such Debtor’s failure to perform, shall not affect the Collateral Agent’s and Secured Parties’ right to declare a default and to exercise their remedies.

          SECTION 7. Pledged Securities.

     (a)  So long as no Event of Default shall have occurred and be continuing:

          (i) The Debtors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or the Transaction Documents; provided, however, that the Debtors shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Securities or any part thereof; and provided further that the Debtors shall give the Collateral Agent at least five days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

          (ii) The Debtors shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Securities; provided, however, that any and all

(A) (I) dividends and other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, (II) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities or (III), cash dividends resulting from transactions outside the ordinary course of business, shall be used to prepay the Notes (on a pro rata basis based on the Principal Amount (as defined in the Notes) outstanding on each Note), or

(B) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by the Debtors, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of the Debtors and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

     The Debtors, promptly upon the request of the Collateral Agent, shall execute such documents and do such acts as may be necessary or desirable in the reasonable judgment of the Collateral Agent to give effect to this Section 7(a)(ii).

          (iii) The Debtors shall deliver to the Collateral Agent any distribution consisting of Subsidiary Securities or Further Securities immediately upon receipt, together with executed stock powers and corporate resolutions authorizing the transfer of title of such shares after an Event of Default pursuant to the terms of this Security Agreement.

          (iv) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Debtors all such proxies and other instruments as Debtors may reasonably request for the purpose of enabling the Debtors to exercise the voting and other rights that it is entitled to exercise pursuant to clause (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to clause (ii) above.

     (b)  Upon the occurrence and during the continuance of an Event of Default:

          (i) All rights of Debtors (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall, upon notice to Debtors by the Secured Parties, cease and (y) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Securities such dividends, interest payments and other distributions. For the avoidance of doubt, the Collateral Agent is hereby granted an irrevocable proxy coupled with an interest to exercise all voting power with respect to the Subsidiary Securities and/or the Further Securities, effective upon the occurrence of an Event of Default.

          (ii) All dividends, interest payments and other distributions that are received by the Debtors contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of Debtors and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

          SECTION 8. The Collateral Agent’s Duties.

     (a)  Other than as specified in this Security Agreement and any amendment hereto, the Collateral Agent shall not be required to take or refrain from taking any actions, to exercise or refrain from exercising any rights, or to make or refrain from making any requests unless it shall first receive proper instructions from Secured Parties holding at least 75% of the outstanding principal amount of the Obligations (or their respective successors or assigns).

     (b)  The Collateral Agent shall hold all Collateral received by it, and shall make disposition thereof, only in accordance with this Security Agreement or any amendment thereto. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Securities, whether or not the Collateral Agent or any of the Secured Parties has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

     (c)  The Collateral Agent shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are enforceable or that they are other than what they purport to be on their face. The Collateral Agent shall hold any Collateral delivered to the Collateral Agent as the agent of the and for the benefit of each Secured Party, without preference as to any Secured Party.

     (d)  The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Security Agreement or any amendment hereto or any instructions permitted hereby. The Collateral Agent shall have no obligation with respect to any other matters covered in any other document other than as expressly provided herein, or any amendment hereto. The Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Security Agreement or as set forth in a written amendment to this Security Agreement executed by the parties hereto or their successors or assigns. No representations, warranties, covenants or obligations of the Collateral Agent or any Secured Party shall be implied with respect to this Agreement or the Collateral Agent’s services hereunder. Without limiting the generality of the foregoing, the Collateral Agent:

          (i) shall use the same degree of care and skill as a reasonably prudent person would use in similar circumstances (without limiting the generality of the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property of like tenor);

          (ii) shall not be obligated to take any legal action hereunder that might in its reasonable judgment involve any expense or liability unless it has been furnished with reasonable indemnity from the Secured Parties;

          (iii) may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

          (iv) may rely on and shall be protected in acting in good faith upon the written instructions of Secured Parties holding at least 75% of the outstanding principal amount of the Obligations;

          (v) may consult its own independent counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

          (vi) may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; and

          (vii) will be regarded as making no representation and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any portion of the Collateral, and will not be required to and will not make any representations as to the validity, value or genuineness of any portion of the Collateral.

     (e)  Neither the Collateral Agent nor any of its partners, agents or employees, shall be liable for any error in judgment, for any mistake of fact or for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Security Agreement, except for its or their own gross negligence, lack of good faith or willful misconduct. In no event shall the Collateral Agent or its partners, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder in connection herewith even if advised of the possibility of such damages.

     (f)  Whenever, in the administration of this Security Agreement, the Collateral Agent reasonably shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action under this Security Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Secured Parties, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted under the provisions of this Agreement, upon the faith thereof.

          SECTION 9. Miscellaneous Provisions.

     (a)  Entire Agreement; Amendments. This Security Agreement, together with the other Transaction Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     (b)  CHOICE OF LAW AND VENUE; MUTUAL JURY TRIAL WAIVER. THE VALIDITY OF THIS SECURITY AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE PARTIES MUTUALLY IRREVOCABLY AND UNCONDITIONALLY AGREE (I) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, NEW YORK COUNTY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (II) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(b). EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE ACTIONS CONTEMPLATED HEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH DEBTOR, THE COLLATERAL AGENT AND THE SECURED PARTIES REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (c)  Attorneys’ Fees; Expenses. The Debtors agrees to pay, jointly and severally upon demand, all of the Collateral Agent’s and Secured Parties’ costs and expenses, including without limitation reasonable attorneys’ fees and legal expenses, incurred in connection with the enforcement of this Security Agreement. The Collateral Agent or any Secured Party may pay someone else to help enforce this Security Agreement, and the Debtors shall pay the costs and expenses of such enforcement. Costs and expenses include without limitation the Collateral Agent’s and Secured Parties’ reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Debtors also shall pay all court costs and such additional fees as may be directed by the court.

     (d)  Caption Headings. Caption headings in this Security Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Security Agreement.

     (e)  Notices. All notices required to be given under this Security Agreement shall be given in writing and shall be effective when actually delivered or two (2) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown below:

If to Elliott or the Collateral Agent:

Manchester Securities Corporation 712 Fifth Avenue, 36th Floor New York, New York 10019 Telephone: (212) 974-6000 Facsimile: (212) 974-2092 Attention: Dan Gropper

With a copy to:

Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue, 18th Floor New York, New York 10176 Telephone: (212) 986-6000 Facsimile: (212) 986-8866 Attention: Lawrence D. Hui, Esq.

If to Alexander:

Alexander Finance, LP 1560 Sherman Avenue Evanston, Illinois Telephone: (847) 733-0232 Facsimile: (847) 733-0339 Attention: Bradford T. Whitmore

With a copy to:

Sachnoff & Weaver

30 S. Wacker Drive Chicago, Illinois 60606 Telephone: (312) 207-3879 Facsimile: (312) 207-6400 Attention: Evelyn C. Arkebauer, Esq.

If to the Company or a Subsidiary:

ISCO International, Inc. 451 Kingston Court Mount Prospect, Illinois 60056 Telephone: (847) 391-9400 Facsimile: (847) 391-5015 Attention:: Frank Cesario

With a copy to:

Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road 1235 Westlakes Drive Berwyn, Pennsylvania 19312 Telephone: (610) 640-7800 Facsimile: (610) 640-7835 Attention: Michael P. Gallagher, Esq.

     Any party may change its address for notices under this Security Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, the Debtors agrees to keep the Collateral Agent informed at all times of the Debtors’ current addresses.

     (f)  Severability. The parties acknowledge and agree that the Collateral Agent and the Secured Parties are not agents or partners of each other, that all representations, warranties, covenants and agreements of the Collateral Agent and the Secured Parties hereunder are several and not joint, that the Collateral Agent and the Secured Parties shall not have any responsibility or liability for the representations, warranties, agreements, acts or omissions of the other and that any rights granted to the Collateral Agent and the Secured Parties hereunder shall be enforceable by each of the Collateral Agent and the Secured Parties hereunder. If a court of competent jurisdiction finds any provision of this Security Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken, and all other provisions of this Security Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

     (g)  Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns to the extent permitted by Section 5.6 of the Loan Agreement. The

Debtors shall not, however, have the right to assign this Security Agreement without the prior written consent of the Secured Parties which may be withheld for any reason in the Secured Parties’ sole discretion.

     (h)  Waiver. The Collateral Agent and the Secured Parties shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by the Collateral Agent and the Secured Parties. No delay or omission on the part of the Collateral Agent or Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Collateral Agent or Secured Parties of a provision of this Security Agreement shall not prejudice or constitute a waiver of the Collateral Agent’s or the Secured Parties’ right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by the Collateral Agent or Secured Parties, nor any course of dealing between the Secured Parties and the Debtors, shall constitute a waiver of any of the Collateral Agent’s or the Secured Parties’ rights or of any of the Debtors’ obligations as to any future transactions. Whenever the consent of the Collateral Agent and/or the Secured Parties is required under this Security Agreement, the granting of such consent in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Collateral Agent and/or the Secured Parties.

     (i)  Indemnity. The Debtors agree, jointly and severally, to indemnify, pay and hold the Collateral Agent, each Secured Party and the officers, partners, directors, employees, agents and affiliates thereof (collectively, the “indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any indemnitee, in any manner relating to or arising out of this Security Agreement and any action undertaken or contemplated hereby. This indemnification shall survive the satisfaction and payment of the Indebtedness and termination of this Security Agreement.

     (j)  Subsidiary Liability. Notwithstanding anything in this Security Agreement to the contrary, each Subsidiary’s obligations hereunder shall not exceed the maximum amount that would not be subject to avoidance under fraudulent conveyance, fraudulent transfer, and other similar laws.

     (k)  No Subrogation. Notwithstanding any payment made by any Debtor hereunder or any set-off or application of funds of any Debtor by the Secured Parties, no Debtor shall be entitled to be subrogated to any of the rights of the Secured Parties against a Debtor or any collateral security or guarantee or right of offset held by the Secured Parties for the payment of the Indebtedness, nor shall any Debtor seek or be entitled to seek any contribution or reimbursement from another Debtor in respect of payments made by such Debtor hereunder, until all amounts owing to the Secured Parties by the Debtors under any Transaction Documents are paid in full. If any amount shall be paid to any Debtor on account of such subrogation rights at any time when any such amounts shall not have been paid in full, such amount shall be held by such Debtor in trust for the Secured Parties, segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, be turned over to the Secured Parties in the exact form received by such Debtor (duly indorsed by such Debtor to Secured Parties, if required), to be applied against the Indebtedness of the Debtors under the Transaction Documents, whether matured or unmatured, in such order as the Secured Parties may determine.

     (l)  The actions of the holders of 75% of the outstanding principal amount of the Obligations shall be deemed the actions of Secured Parties for purposes of giving any notice or enforcing any rights or remedies.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

ISCO INTERNATIONAL, INC.

	By:	/s/ Amr Abdelmonem Name: Amr Abdelmonem, Ph.D. Title: Chief Executive Officer

SPECTRAL SOLUTIONS, INC.

	By:	/s/ Amr Abdelmonem Name: Amr Abdelmonem Title: Chief Executive Officer

ILLINOIS SUPERCONDUCTOR CANADA CORPORATION

	By:	/s/ Amr Abdelmonem Name: Amr Abdelmonem Title: Authorized Officer

MANCHESTER SECURITIES CORPORATION

	By:	/s/ Elliot Greenberg Name: Elliot Greenberg Title: Vice President

ALEXANDER FINANCE, L.P.

	By:	/s/ Bradford T. Whitmore Name: Bradford T. Whitmore Title: President, Bun Partners, Inc.

COLLATERAL AGENT:

MANCHESTER SECURITIES CORPORATION

	By:	/s/ Elliot Greenberg Name: Elliot Greenberg Title: Vice President

SCHEDULE A

Identification, Ownership and Location of Collateral and Liens